UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                DECEMBER 14, 2006
                Date of Report (Date of earliest event reported)

                                NYSE GROUP, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                     001-32829                 20-2786071
(State or other jurisdiction   (Commission File Number)      (IRS Employer
    of incorporation)                                      Identification No.)


          11 WALL STREET
        NEW YORK, NEW YORK                                   10005
(Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (212) 656-3000

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)     COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As previously disclosed, the board of directors of NYSE Group, Inc. ("NYSE Group") had proposed to John A. Thain, Chief Executive Officer of NYSE Group, an amendment to the letter agreement governing the terms of his employment that would reduce his annual base salary to $750,000, create a performance based incentive compensation with cash and equity targets totaling $5.25 million, for a total compensation target of $6 million, and cause him to participate in the benefit plans currently available to senior executives. On December 14, 2006, Mr. Thain entered into a new Letter Agreement, effective as of April 17, 2006, with NYSE Group, amending his previous Letter Agreements with New York Stock Exchange, Inc. dated January 1, 2004 and December 4, 2004, respectively, and effecting the terms of the board's proposal. A copy of this Letter Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. Also as previously disclosed, in anticipation of the execution of the new letter agreement, Mr. Thain's annual base salary was reduced to $750,000 as of April 17, 2006.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)     EXHIBITS

EXHIBIT                             DESCRIPTION
NUMBER

10.1 Letter Agreement, dated as of April 17, 2006, by and between NYSE Group, Inc. and John A. Thain.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          NYSE GROUP, INC.

Dated: December 15, 2006                  By:    /s/ Rachel F. Robbins
                                                 -------------------------------
                                          Name:   Rachel F. Robbins
                                          Title:  Executive Vice President
                                                  General Counsel